Exhibit 99.1

Venture Global Announces Closing of $3,000,000,000 Bank Loan Facility for CP2

Announcement follows recent $2.5 billion Plaquemines bond transaction, bringing total capital markets transactions to $5.5 Billion in the last two weeks

Arlington, Va. — Venture Global, Inc. (“Venture Global”) announced today that its subsidiary, Venture Global CP2 LNG, LLC (“CP2”) has secured commitments from 19 banks for a $3.0 billion bank loan facility (the “CP2 Bank Loan” or the “Facility”) to continue manufacturing, procurement and engineering of its natural gas liquefaction and export facility, begun in early 2023, to be located alongside the Calcasieu Ship Channel in Cameron Parish, Louisiana (the “Project”). The company previously announced it had launched the formal FID process for CP2 in March.

“Venture Global is proud to close this major financing for CP2, which is slated to receive its first two liquefaction trains —number 55 and 56 deployed by Venture Global -- in the coming months. This new capital, on top of the more than $4 billion we have already invested to date, will enable continued fabrication, manufacturing and procurement at an accelerated pace, similar to Plaquemines. This strategically important project for the United States will quickly bring new American LNG supply to the global market, equalizing the balance of trade with other nations and supporting global energy security,” said Venture Global CEO Mike Sabel.

CP2 is expected to have peak production capacity of up to 28.0 MTPA. CP2 intends to use the net proceeds of the CP2 Bank Loan to pay project costs and fund reserves for debt service, fees, and other expenses associated with the Facility.

The borrowings are guaranteed by Venture Global CP Express, LLC and CP2 Procurement, LLC, each an affiliate of CP2 (the “Guarantors”). The Facility is secured by a first-priority perfected security interest in substantially all assets of and the membership interests in CP2 and each of the Guarantors.

SMBC served as Left Lead Arranger and Sole Bookrunner and will also serve as Administrative Agent going forward. Caixabank and LBBW served as Right Lead Arrangers. Bank of America, BBVA, Deutsche Bank, Goldman Sachs, ING, J.P. Morgan, Mizuho, MUFG, NBC, RBC, Santander, Scotiabank, and Wells Fargo served as Coordinating Lead Arrangers, and Regions, ICBC, and NordLB served as Joint Lead Arrangers.

About Venture Global

Venture Global is a long-term, low-cost provider of U.S. LNG sourced from resource rich North American natural gas basins. Venture Global’s business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. Venture Global’s first facility, Calcasieu Pass, commenced producing LNG in January 2022 and achieved commercial operations in April 2025. The company’s second facility, Plaquemines LNG, achieved first production of LNG in December 2024.

The company is currently constructing and developing over 100 MTPA of nameplate production capacity to provide clean, affordable energy to the world. Venture Global is developing Carbon Capture and Sequestration projects at each of its LNG facilities.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.”  All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.”  Included among “forward-looking statements” are, among other things, statements regarding Venture Global’s business strategy, plans and objectives.  Venture Global believes that the expectations reflected in these “forward-looking statements” are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond Venture Global’s control. In addition, assumptions may prove to be inaccurate. Actual results may differ materially from those anticipated or implied in “forward-looking statements” as a result of a variety of factors. These “forward-looking statements” speak only as of the date made, and other than as required by law, Venture Global undertakes no obligation to update or revise any “forward-looking statement” or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.